Charles & Company

Invest | $99.00 minimum investment

4(a)(6) offering provided by Netcapital Funding Portal, Inc.

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Introducing Charles & Company

Charles & Company sells premium-priced organic tea to high-end restaurants, hotels, and retail consumers. The company aims to provide high-quality teas to prestigious and exclusive destinations and discerning consumers.

The company has grown from a backpack and a mountain bike to a small operation with a diverse clientele, both domestically and internationally. Over the next 12 months, the company intends to expand its product offerings from loose leaf products to include single serving bagged teas and ready-replace iced tea products, allowing the company to address a wider array of potential customers. We expect that these products will allow the company to participate in the rapidly growing market for foodservice and specialty teas, which is a $12.5 billion domestic market growing at more than 7% annually (according to the Tea Association of the USA).

Learn more about Charles & Company at cnctea.com.

Be a Part of Charles & Company

This is an offering of Common Stock (4500000 available), under registration exemption 4(a)(6), in Domestic Brands Inc, doing business as Charles & Company. This offering must raise at least $10,000 by February 27, 2019 at 11:59am ET. If this offering doesn't reach its *target*, then your money will be refunded. Charles & Company may issue additional securities to raise up to $107,000, the offering's *maximum*.

$850 raised

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

6,035,000 shares × $0.20 per share
= $1,207,000 implied valuation

Financials

Charles & Company's official name is Domestic Brands Inc, so that's the name that appears in the statements below.

- Income statement
- Balance sheet
- Cash flow statement
- Change in equity statement
- Executive certification

Charles & Company's SEC Filings

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

- Latest offering statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on November 28, 2018

Ask Charles & Company a Question

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Understand the Risks

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.